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                                                                   EXHIBIT 99.04

                          GlobalShare Program Amendment
                          -----------------------------

            RESOLVED, that Article 3 of the 1998 Heidrick & Struggles GlobalShare Program II is hereby amended in its entirety to read as follows:

3. Shares Subject to the Program

            The total number of Shares authorized or reserved for issuance upon the exercise or issuance of all Awards under the Program and the 1998 Heidrick & Struggles GlobalShare Program I ("Program I") (herein collectively referred to as the "Overall Program"), subject to adjustments upon certain events described in Article 11 of the Program, shall not exceed an aggregate amount equal to forty percent (40%) of the highest number of Shares which are issued and outstanding from time to time during the term of the Overall Program, provided, however, that in no event will the sum of the total number of Shares authorized or reserved for issuance upon the exercise or issuance of all Awards granted under the Overall Program plus the total amount of the Company's issued and outstanding Shares exceed the number of Shares authorized for issuance under the Company's Amended and Restated Certificate of Incorporation. The aggregate maximum number of Shares for which Awards may be granted under the Overall Program during a calendar year to any Participant in either the Program or Program I shall be 275,000. The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares or Shares which are authorized and issued and have been acquired by or on behalf of the Company or the Overall Program and are available for Awards under the Overall Program. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Overall Program, as applicable. Shares which are subject to Awards which are forfeited, terminated, or expire unexercised may be granted again under the Overall Program.

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                                                                   Exhibit 99.04

                          GlobalShare Program Amendment
                          -----------------------------

            RESOLVED, that Article 3 of the 1998 Heidrick & Struggles GlobalShare Program I is hereby amended in its entirety to read as follows:

3. Shares Subject to the Program

            The total number of Shares authorized or reserved for issuance upon the exercise or issuance of all Awards under the Program and the 1998 Heidrick & Struggles GlobalShare Program II ("Program II") (herein collectively referred to as the "Overall Program"), subject to adjustments upon certain events described in Article 11 of the Program, shall not exceed an aggregate amount equal to forty percent (40%) of the highest number of Shares which are issued and outstanding from time to time during the term of the Overall Program, provided, however, that in no event will the sum of the total number of Shares authorized or reserved for issuance upon the exercise or issuance of all Awards granted under the Overall Program plus the total amount of the Company's issued and outstanding Shares exceed the number of Shares authorized for issuance under the Company's Amended and Restated Certificate of Incorporation. The aggregate maximum number of Shares for which Awards may be granted under the Overall Program during a calendar year to any Participant in either the Program or Program II shall be 275,000. The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares or Shares which are authorized and issued and have been acquired by or on behalf of the Company or the Overall Program and are available for Awards under the Overall Program. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Overall Program, as applicable. Shares which are subject to Awards which are forfeited, terminated, or expire unexercised may be granted again under the Overall Program.